Exhibit 99.1

PokerTek Reports Fourth Quarter and Full Year 2010 Financial Results

  Revenues increase 17% for 4Q 2010 and 9% Full Year 2010
  Gross profit increases 70% for 4Q 2010 and 61% Full Year 2010
  EBITDAS positive in Q4 2010
  Net loss per share from continuing operations improves 42% for 4Q 2010 and 42% Full Year 2010
  PokerPro® tables at record levels - 253 compared to 206 prior year
  Announces 1-for-2.5 reverse stock split

MATTHEWS, N.C.--(BUSINESS WIRE)--February 24, 2011--PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the fourth quarter and full year ended December 31, 2010.

Mark Roberson, Chief Executive Officer and Chief Financial Officer, commented, “I am pleased to report that our quarterly operating results continued to improve with revenue growth and margin expansion driving positive EBITDAS and a 50% improvement in our per share results from continuing operations. Our business fundamentals have responded favorably to the focused marketing strategies and cost reduction efforts we previously implemented.

“The focus of our 2011 strategic plan is driving revenue growth, both by expanding PokerPro® and by launching Blackjack ProTM as our first house-banked game. Our decision to begin the product diversification initiative with blackjack came as a direct result of customer requests for a product built with the same reliability, intuitive game play and efficient design that made PokerPro the industry’s dominant electronic poker table. Our first Blackjack Pro games were installed this month, and we expect this new product to become a more significant component of our future revenue and margin growth.

“With our business fundamentals and growth prospects strengthening, we are implementing a 1-for-2.5 reverse stock split effective as of 11:59 p.m. tonight. We believe that maintaining our NASDAQ listing is in the best interest of our shareholders.

“As we enter 2011, I am excited about PokerTek’s future as we transition from the industry’s dominant poker specialist to a diversified supplier of electronic table games with expanded growth opportunities.”

Financial Summary

Total revenue for the fourth quarter of 2010 was $1.6 million compared to $1.4 million for the fourth quarter of 2009. Total revenue for the year ended December 31, 2010 was $5.9 million compared to $5.4 million for the year ended December 31, 2009. Revenues improved on both a quarterly and full-year basis as a result of increased penetration of PokerPro in our target markets and growth in tablecount.

Gross profit increased 70% to $1.1 million for the 2010 quarter from $0.7 million for the fourth quarter of 2009. Gross profit for the year ended December 31, 2010 was $3.9 million as compared to $2.4 million for 2009. Gross profit margins increased to70% for the quarter and 66% for the full year as compared to 48% and 44% for the prior-year periods. The improvements are attributable to increased tablecount, improved asset utilization and lower depreciation and amortization.

Operating expenses were $1.6 million for the fourth quarter of 2010 compared to $1.4 million for the prior-year period. Operating expenses were $6.5 million for the year ended December 31, 2010 compared to $7.3 million for 2009. Operating expenses have been relatively stable throughout 2010, following significant cost reduction activities in 2009.

Net loss from continuing operations improved 42% to $0.5 million ($0.03 per share) from $0.8 million ($0.06 per share) for the quarter and 46% to $2.8 million ($0.19 per share) from $5.3 million ($0.44 per share) on a full-year basis. Including the results of discontinued operations, quarterly net loss improved 49% to $0.5 million ($0.03 per share) from $0.9 million ($0.07 per share) and full-year net loss improved 29% to $4.0 million ($0.27 per share) compared to $5.7 million ($0.47 per share).

EBITDAS, a non-GAAP financial measure, improved to a profit of $43 thousand for the 2010 fourth quarter, compared to a loss of $111 thousand in the prior–year period. EBITDAS for the year ended December 31, 2010 was a loss of $103 thousand compared to a loss of $1.7 million for 2009.

Balance Sheet and Cash Flow Information

Cash used in operating activities improved 81% from $2.3 million for the year ended December 31, 2009 to $0.5 million for the year ended December 31, 2010. The improvement in operating cash flow is directly attributable to our improved profitability combined with working capital controls.

As of December 31, 2010, the Company’s cash balance was $0.7 million.

Unit Count Information

PokerPro tables installed worldwide totaled 253 units as of December 31, 2010 compared to 206 as of December 31, 2009.

Information regarding Reverse Stock Split

PokerTek has filed Articles of Amendment to the Company’s Restated Articles of Incorporation to effect a 1-for-2.5 reverse stock split at 11:59 p.m. EST on February 24, 2011. This reverse split will better enable the Company to meet and maintain the $1.00 minimum bid price required for continued listing on the NASDAQ Capital Market and to attract additional shareholder interest. The reverse stock split has been implemented in accordance with the authorization, and within the split ratio range, adopted by shareholders at the 2010 Annual Meeting of Shareholders held on June 22, 2010.

PokerTek’s common stock will begin trading on a post-split basis on the NASDAQ Capital Market on February 25, 2011. Beginning on that date, PokerTek’s common stock will trade for 20 trading days under ticker symbol “PTEKD” to provide notice of the reverse stock split. After this period, the symbol will revert back to “PTEK.”

At the effective time of the reverse stock split, every 2.5 shares of PokerTek’s pre-split common stock, including shares subject to outstanding stock options and warrants and shares available for grant under PokerTek’s stock incentive plans, will automatically be combined into one share of PokerTek’s post-split common stock. The reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s ownership percentage of PokerTek’s shares (except to the extent that the reverse stock split will result in some shareholders receiving whole shares in lieu of fractional shares). StockTrans, Inc., PokerTek’s transfer agent, will provide instructions to shareholders regarding the process for exchanging their stock certificates. Following the reverse stock split, 6,219,541 shares of common stock will be issued and outstanding, excluding outstanding and unexercised stock options and warrants.

Conference Call

A conference call and webcast will be held on Thursday, February 24, 2011 at 11:00 a.m. EST for management to discuss the company’s fourth-quarter 2010 performance. Interested parties may listen to and participate in the conference call by dialing 888.679.8038 (U.S./Canada) or 617.213.4850 (Other) and entering passcode 55918125. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors” as well as at www.earnings.com and www.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (Other) and entering passcode 56525046.

Use of Non-GAAP Measures

PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally by PokerTek’s management and by its lenders in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, lenders and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table games solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.PokerTek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of our gaming systems by casinos and other customers, and the expected acceptance of our gaming systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Months Ended
	December 31,
	2010	2009
Revenue	$ 1,598,238	$ 1,367,411
Cost of revenue	484,646	713,641
Gross profit	1,113,592	653,770
Operating expenses:
Selling, general and administrative	1,120,193	940,300
Research and development	277,149	272,468
Share-based compensation expense	137,725	164,244
Depreciation	27,425	45,237
Total operating expenses	1,562,492	1,422,249
Operating loss	(448,900)	(768,479)
Interest income (expense), net	(27,564)	(30,282)
Net loss from continuing operations before income taxes	(476,464)	(798,761)
Income tax provision	(3,120)	(24,778)
Net loss from continuing operations	(479,584)	(823,539)
Loss from discontinued operations	(1,869)	(114,239)
Net loss	$ (481,453)	$ (937,778)

Net loss from continuing operations per common share - basic and diluted	$ (0.03)	$ (0.06)
Net loss from discontinued operations per common share - basic and diluted	(0.00)	(0.01)
Net loss per common share - basic and diluted	$ (0.03)	$ (0.07)

Weighted average common shares outstanding	15,171,173	13,982,297

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Years Ended
	December 31,
	2010	2009
Revenue	$5,898,907	$5,413,822
Cost of revenue	2,027,383	3,015,451
Gross profit	3,871,524	2,398,371
Operating expenses:
Selling, general and administrative	4,623,553	5,132,478
Research and development	1,074,288	1,191,995
Share-based compensation expense	693,490	744,856
Depreciation	135,046	193,116
Total operating expenses	6,526,377	7,262,445
Operating loss	(2,654,853)	(4,864,074)
Interest income (expense), net	(131,175)	(287,956)
Net loss from continuing operations before income taxes	(2,786,028)	(5,152,030)
Income tax provision	(55,916)	(107,865)
Net loss from continuing operations	(2,841,944)	(5,259,895)
Loss from discontinued operations	(1,180,500)	(414,316)
Net loss	$(4,022,444)	$(5,674,211)

Net loss from continuing operations per common share - basic and diluted	$(0.19)	$(0.44)
Net loss from discontinued operations per common share - basic and diluted	(0.08)	(0.03)
Net loss per common share - basic and diluted	$(0.27)	$(0.47)

Weighted average common shares outstanding	14,721,046	11,966,928

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

Assets
Current assets:
Cash and cash equivalents	666,179	636,374
Accounts receivable, net	1,134,351	1,179,604
Inventory	997,064	1,336,810
Prepaid expenses and other assets	213,495	169,845
Net assets of discontinued operations	384,935	1,906,962
Total current assets	3,396,024	5,229,595

Long-term assets:
Gaming systems, net	2,255,030	2,408,161
Property and equipment, net	80,755	211,478
Other assets	320,164	433,865
Total long-term assets	2,655,949	3,053,504
Total assets	6,051,973	8,283,099

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	327,662	498,573
Accrued liabilities	648,604	745,349
Deferred revenue	817,789	438,846
Long-term debt, current portion	30,793	26,239
Current liabilities of discontinued operations	113,185	261,198
Total current liabilities	1,938,033	1,970,205

Long-term liabilities:
Deferred revenue	118,436	-
Long-term liability - related party	390,000	-
Long-term debt	800,000	812,396
Total long-term liabilities	1,308,436	812,396
Total liabilities	3,246,469	2,782,601
Commitments and contingencies	-	-
Shareholders' equity
Preferred stock, no par value per share; authorized 5,000,000 none issued and outstanding	-	-

Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 15,469,633 and 14,015,658 shares at December 31, 2010 and December 31, 2009, respectively	-	-
Additional paid-in capital	46,827,622	45,500,172
Accumulated deficit	(44,022,118)	(39,999,674)
Total shareholders' equity	2,805,504	5,500,498
Total liabilities and shareholders' equity	6,051,973	8,283,099

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	2010	2009
Cash flows from operating activities:
Net loss	$(4,022,444)	$(5,674,211)
Net loss from discontinued operations	1,180,500	414,316
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,801,213	2,197,949
Share-based compensation expense	693,490	744,856
Provision for accounts and other receivables	57,385	44,440
Gain on sale of property, plant and equipment	(1,440)	-
Changes in assets and liabilities:
Accounts and other receivables	(12,132)	(54,937)
Prepaid expenses and other assets	159,374	144,842
Inventory	736,247	318,728
Gaming systems	(1,484,036)	(591,618)
Accounts payable and accrued expenses	(261,656)	(226,699)
Deferred revenue	497,379	244,795
Net cash used in operating activities from continuing operations	(656,120)	(2,437,539)
Net cash provided by operating activities from discontinued operations	198,100	94,355
Net cash used in operating activities	(458,020)	(2,343,184)

Cash flows from investing activities:
Proceeds from sale of equipment	2,805	-
Purchases of property and equipment	(5,688)	(12,711)
Sale of investments	-	3,900,000
Net cash provided by (used in) investing activities	(2,883)	3,887,289

Cash flows from financing activities:
Repayments of short-term debt	-	(2,865,357)
Proceeds from issuance of common stock, net of expenses	527,550	500,000
Repayments of capital lease	(36,842)	(23,904)
Net cash provided by (used in) financing activities	490,708	(2,389,261)
Net increase (decrease) in cash and cash equivalents	29,805	(845,156)
Cash and cash equivalents, beginning of year	636,374	1,481,530
Cash and cash equivalents, end of period	$666,179	$636,374

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net loss	$(481,453)	$(937,778)	$(4,022,444)	$(5,674,211)
Interest (income) expense, net	27,564	30,282	131,175	287,956
Income tax provision	3,120	24,778	55,916	107,865
Other taxes	15,781	(17,815)	36,884	7,647
Non-recurring charges	-	-	1,055,561	-
Depreciation and amortization	364,196	619,959	1,977,289	2,844,051
Stock-based compensation expense	137,725	169,332	698,076	759,673
EBITDAS (1)	$66,933	$(111,242)	$(67,543)	$(1,667,019)

(1) EBITDAS is defined as net income (loss) before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

CONTACT:
PokerTek, Inc.
Mark Roberson, CEO and CFO, 704-849-0860, x101
investorrelations@pokertek.com
or
Lippert/Heilshorn & Associates
Harriet Fried or Jody Burfening, 212-838-3777
hfried@lhai.com